SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                October 17, 2000
               (Date of Report (Date of Earliest Event Reported))

                              LA-Z-BOY INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

                                    Michigan
                 (State or Other Jurisdiction of Incorporation)

                                     1-9656
                            (Commission File Number)

                                   38-0751137
                      (I.R.S. Employer Identification No.)

                             1284 N. Telegraph Road
                             Monroe, Michigan 48162
          (Address of Principal Executive Offices, Including Zip Code)

                                 (734) 241-4414
              (Registrant's Telephone Number, Including Area Code)

                                [not applicable]
           (Former Name or Former Address If Changed Since Last Report

Item 5.  Other Events

On October 17, 2000, La-Z-Boy Incorporated released the following press release:

                                  News Release

              LA-Z-BOY SAYS SALES GROWTH SLOWER BUT STILL POSITIVE

     MONROE, MI October 17, 2000 - As preparations continue for the start of the semiannual International Home Furnishings Market this week in High Point, NC, leading furniture manufacturer La-Z-Boy Incorporated said that the overall tone of business in the industry remains very challenging.
     La-Z-Boy CFO Fritz Jackson said, "While it isn't clear whether this is due to high energy prices, increased interest rates, election year uncertainties, the stock market's recent gyrations or some other combination of factors affecting consumer spending patterns, the recent slowdown in retail furniture sales should come as no surprise to anyone who follows our industry closely." He pointed out that a number of publicly-owned furniture manufacturers have recently referred to slower than expected sales trends in the industry, and that several leading Wall Street furniture industry analysts have recently reduced their earnings estimates and/or investment ratings on a number of the furniture stocks.
     "While overall demand is running somewhat below our previous expectations, we believe that La-Z-Boy is doing as well or probably a little better than the industry as a whole," Jackson said. He added that La-Z-Boy expects sales for its October 2000 quarter to be slightly above the year-earlier quarter's record level - after adjusting for recent acquisitions - and said second quarter earnings this year should be comparable with the $0.44 per share earned in the same period a year ago.
     "The La-Z-Boy companies have a lot of exciting new products to show our customers this week and next," Jackson concluded, "and we're looking forward to a successful Fall furniture market." La-Z-Boy plans to report its October quarter operating results on November 8th, and will conduct an investor conference call the following morning, November 9th. Instructions for accessing the investor conference call will be announced about ten days in advance.
     With annual sales in excess of $2 billion, La-Z-Boy Incorporated is one of the world's leading residential furniture producers. The company employs about 22,000 people company wide and operates 56 manufacturing facilities in 11 states and four foreign countries. The La-Z-Boy family of companies produces furniture for every room of the home and office: La-Z-Boy Residential, La-Z-Boy Business Furniture Group, Hammary, Kincaid, England/Corsair, Centurion, Sam Moore, Bauhaus, Alexvale, American Drew, Pennsylvania House, Lea, Pilliod, Barclay, Clayton Marcus and American of Martinsville.
     With its vast distribution network of proprietary retailers, including 275 La-Z-Boy Furniture Galleries(R) and 317 La-Z-Boy In-Store Gallerys, England/Corsair Custom Comfort Centers, in-store gallery programs at Kincaid, Pennsylvania House and Clayton Marcus and Lea's Kid's Generation Galleries, over 9 million square feet of retail floor space is exclusively dedicated to selling La-Z-Boy Incorporated products. According to industry trade publication Furniture/Today, the La-Z-Boy Furniture Galleries retail network by itself represents the industry's sixth largest U.S. furniture retailer.

     Any forward looking statements contained in this report represent management's current expectations based on present information and current assumptions. Actual results could differ materially from those anticipated or projected due to a number of factors. These factors include, but are not limited to, anticipated sales growth; success of new products; interest rate fluctuations; changes in consumer confidence/demand and other risks and factors identified from time to time in the company's reports filed with the Securities and Exchange Commission. A Form 10Q containing the most recent quarter's income statement, balance sheet, cash flow statement, segment information and additional management's discussion and analysis is available now at La-Z-Boy's Internet site (www.la-z-boy.com).














                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                LA-Z-BOY INCORPORATED



                                                /s/ James J. Korsnack
                                                ------------------------
Date:  October 17, 2000                         James J. Korsnack
                                                Chief Accounting Officer